                                                                     Exhibit 5.1
                        ROBINSON, BRADSHAW & HINSON, P.A.
                                ATTORNEYS AT LAW

                        101 NORTH TRYON STREET, SUITE 1900
                         CHARLOTTE, NORTH CAROLINA 28246         SOUTH CAROLINA OFFICE
                             TELEPHONE (704) 377-2536            THE GUARDIAN BUILDING
                                FAX (704) 378-4000             ONE LAW PLACE - SUITE 600
                                                                   P.O. DRAWER 12070
                                                                 ROCK HILL, S.C. 29731
                                                               TELEPHONE (803) 325-2900
                                                                  FAX (803) 325-2929
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                                 April 24, 2001


First Bancorp
341 North Main Street
Troy, North Carolina  27371

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:


         We refer to the registration statement, as amended (the "Registration
Statement"), of First Bancorp, a North Carolina corporation (hereinafter referred to as the "Company"), filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 146,000 shares of the Company's common stock, no par value per share (the
"Shares"), in connection with the Company's Amended and Restated Dividend
Reinvestment and Common Stock Purchase Plan (the "Plan"). We have examined the
Articles of Incorporation and the Bylaws of the Company, minutes of applicable meetings of the Board of Directors of the Company and other Company records, together with applicable certificates of public officials and other documents that we have deemed relevant.


         Based upon the foregoing and subject to the conditions set forth below, it is our opinion that the Shares, when sold as contemplated by the Registration
Statement, will be legally issued, fully paid and nonassessable. We have assumed that the Company and those persons purchasing Shares under the Plan will have complied with the relevant requirements of the Plan. The opinions expressed herein are conditional upon the Company's Articles of Incorporation and Bylaws not being further amended prior to the issuance or sale of any Shares. This opinion is limited to the laws of the State of North Carolina, and we express no opinion with respect to the laws of any other state or jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                               Very truly yours,

                                               ROBINSON, BRADSHAW & HINSON, P.A.

                                               /s/ Henry H. Ralston
                                               ---------------------------------
                                               Henry H. Ralston